                                                                 EXECUTION COPY
================================================================================

                                CDN $150,000,000

                                CREDIT AGREEMENT


                         Dated as of September 21, 2004,

                                      among

                              KIMCO NORTH TRUST I,
                              KIMCO NORTH TRUST II,
                             KIMCO NORTH TRUST III,
                           KIMCO NORTH LOAN TRUST IV,
                              KIMCO NORTH TRUST V,
                              KIMCO NORTH TRUST VI,
                                  as Borrowers,

                               The Other Borrowers
                        from Time to Time Parties Hereto,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              ROYAL BANK OF CANADA,
                               as Issuing Lender,


                             THE BANK OF NOVA SCOTIA
                                       and
                             BANK OF AMERICA, N.A.,
                             as Syndication Agents,



                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Documentation Agent,

                              ROYAL BANK OF CANADA,
                            as Administrative Agent,

                                       and

                            KIMCO REALTY CORPORATION,
                    For the Limited Purposes Set forth Herein
                               ------------------

                              RBC CAPITAL MARKETS,
                         as Bookrunner and Lead Arranger

================================================================================
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                                TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS................................................................................1

         SECTION 1.1           Defined Terms.....................................................................1

         SECTION 1.2           Other Definitional Provisions; Interpretation....................................23

         SECTION 1.3           Accounting Terms; GAAP...........................................................24


ARTICLE II            THE LOANS.................................................................................24

         SECTION 2.1           Several Borrowers and Loans......................................................24

         SECTION 2.2           Loans; Etc.......................................................................24

         SECTION 2.3           Optional and Mandatory Prepayments...............................................27

         SECTION 2.4           Conversion and Continuation Options..............................................27

         SECTION 2.5           Fees.............................................................................28

         SECTION 2.6           Interest Rates and Payment Dates.................................................29

         SECTION 2.7           Computation of Interest and Fees.................................................30

         SECTION 2.8           Inability to Determine Interest Rate.............................................30

         SECTION 2.9           Pro Rata Treatment and Payments..................................................31

         SECTION 2.10          Illegality.......................................................................32

         SECTION 2.11          Requirements of Law..............................................................32

         SECTION 2.12          Taxes............................................................................34

         SECTION 2.13          Indemnity........................................................................36

         SECTION 2.14          Change of Lending Office.........................................................36

         SECTION 2.15          Replacement of Lenders under Certain Circumstances...............................37

         SECTION 2.16          Additional Borrowers; Kimco as Authorized Exclusive Agent........................37

         Section 2.17          Judgment Currency................................................................39

         SECTION 2.18          Identity of Lenders; Funding of Loans............................................39


ARTICLE III           LETTERS OF CREDIT.........................................................................39

         SECTION 3.1           L/C Commitment...................................................................39

         SECTION 3.2           Procedure for Issuance of Letters of Credit......................................40

         SECTION 3.3           Fees and Other Charges...........................................................40

         SECTION 3.4           L/C Participations...............................................................41

         SECTION 3.5           Reimbursement Obligation of the Borrowers........................................42

         SECTION 3.6           Obligations Absolute.............................................................42
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         SECTION 3.7           Letter of Credit Payments........................................................44

         SECTION 3.8           Applications.....................................................................44

         SECTION 3.9           Replacement of the Issuing Lender................................................44


ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................44

         SECTION 4.1           Financial Condition..............................................................44

         SECTION 4.2           No Change........................................................................45

         SECTION 4.3           Corporate Existence; Compliance with Law.........................................45

         SECTION 4.4           Corporate Power; Authorization; Enforceable Obligations..........................46

         SECTION 4.5           No Legal Bar.....................................................................46

         SECTION 4.6           No Material Litigation...........................................................46

         SECTION 4.7           No Default.......................................................................47

         SECTION 4.8           Ownership of Property............................................................47

         SECTION 4.9           Intellectual Property............................................................47

         SECTION 4.10          No Burdensome Restrictions; Disclosure...........................................47

         SECTION 4.11          Taxes............................................................................47

         SECTION 4.12          Federal Regulations..............................................................48

         SECTION 4.13          ERISA............................................................................48

         SECTION 4.14          Investment Company Act; Other Regulations........................................48

         SECTION 4.15          Guarantors.......................................................................48

         SECTION 4.16          Purpose..........................................................................49

         SECTION 4.17          Environmental Matters............................................................49

         SECTION 4.18          Insurance........................................................................50

         SECTION 4.19          Condition of Properties..........................................................50

         SECTION 4.20          Benefit of Loans.................................................................50

         SECTION 4.21          REIT Status......................................................................51


ARTICLE V             CONDITIONS................................................................................51

         SECTION 5.1           Conditions to Effectiveness / Effective Date.....................................51

         SECTION 5.2           Conditions to Each Extension of Credit...........................................52


ARTICLE VI            AFFIRMATIVE COVENANTS.....................................................................53

         SECTION 6.1           Financial Statements.............................................................53
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         SECTION 6.2           Certificates; Other Information..................................................54

         SECTION 6.3           Payment of Obligations...........................................................54

         SECTION 6.4           Maintenance of Existence, etc....................................................54

         SECTION 6.5           Maintenance of Property; Insurance...............................................55

         SECTION 6.6           Inspection of Property; Books and Records; Discussions...........................55

         SECTION 6.7           Notices..........................................................................55

         SECTION 6.8           Environmental Laws...............................................................56


ARTICLE VII           NEGATIVE COVENANTS........................................................................57

         SECTION 7.1           Financial Covenants..............................................................57

         SECTION 7.2           Limitation on Certain Fundamental Changes........................................58

         SECTION 7.3           Limitation on Restricted Payments................................................58

         SECTION 7.4           Limitation on Investments, Loans and Advances....................................59

         SECTION 7.5           Limitation on Transactions with Affiliates.......................................59

         SECTION 7.6           Limitation on Changes in Fiscal Year.............................................59

         SECTION 7.7           Limitation on Lines of Business; Issuance of Commercial Paper; Creation of
                               Subsidiaries; Negative Pledges...................................................59


ARTICLE VIII          EVENTS OF DEFAULT.........................................................................60


ARTICLE IX            THE AGENTS................................................................................64

         SECTION 9.1           The Agents.......................................................................64

         SECTION 9.2           Indemnification..................................................................67

         SECTION 9.3           The Syndication Agents, Documentation Agent, Lead Arranger, and Bookrunner.......67


ARTICLE X             MISCELLANEOUS.............................................................................68

         SECTION 10.1          Amendments and Waivers...........................................................68

         SECTION 10.2          Notices..........................................................................69

         SECTION 10.3          No Waiver; Cumulative Remedies...................................................70

         SECTION 10.4          Survival of Representations and Warranties.......................................70

         SECTION 10.5          Payment of Expenses and Taxes....................................................70

         SECTION 10.6          Successors and Assigns...........................................................71

         SECTION 10.7          Disclosure.......................................................................74
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         SECTION 10.8          [Intentionally Omitted]..........................................................74

         SECTION 10.9          Extension of Maturity Date.......................................................74

         SECTION 10.10         Release of Guarantors; Release of Borrowers......................................75

         SECTION 10.11         Adjustments; Set-off.............................................................76

         SECTION 10.12         Counterparts.....................................................................77

         SECTION 10.13         Severability.....................................................................77

         SECTION 10.14         Integration......................................................................77

         SECTION 10.15         GOVERNING LAW....................................................................77

         SECTION 10.16         Submission To Jurisdiction; Waivers..............................................77

         SECTION 10.17         Acknowledgments..................................................................78

         SECTION 10.18         WAIVERS OF JURY TRIAL............................................................79

         SECTION 10.19         Confidentiality..................................................................79

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                                       iv

EXHIBITS:

Exhibit A                 --       Form of Assignment and Assumption
Exhibit B-1               --       Form of Revolving Credit Note
Exhibit C-1               --       Form of Guarantee
Exhibit C-2               --       Form of Subsidiary Joinder
Exhibit D                 --       Form of Opinion of Loan Party Counsel
Exhibit E-1               --       Form of Closing Certificate of Borrowers
Exhibit E-2               --       Form of Closing Certificate of the Guarantors
Exhibit F                 --       Form of Compliance Certificate


SCHEDULES:

Schedule 1.1A             --       Lenders and Commitments as of Effective Date
Schedule 1.1B             --       FFO Definition Variations
Schedule 4.1              --       Certain Financial Disclosure
Schedule 4.2              --       Transaction(s) Referred to in Section 4.2
Schedule 4.15             --       Guarantors
Schedule 4.19             --       Condemnation Proceedings
Schedule 7.2              --       Transaction(s) Referred to in Section 7.2

                  CREDIT AGREEMENT, dated as of September 21, 2004, among KIMCO NORTH TRUST I, a New York trust ("Trust I"), KIMCO NORTH TRUST II, a New York trust ("Trust II"), KIMCO NORTH TRUST III, a New York trust ("Trust III"), KIMCO NORTH LOAN TRUST IV, a New York trust ("Trust IV"), KIMCO NORTH TRUST V, a New York trust ("Trust V"), KIMCO NORTH TRUST VI, a New York trust ("Trust VI"), the other entities from time to time parties to this Agreement as borrowers hereunder (together with Trust I, Trust II, Trust III, Trust IV, Trust V and Trust VI, collectively, the "Borrowers"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"), the Issuing Lender party hereto, THE BANK OF NOVA SCOTIA and BANK OF AMERICA, N.A., as Syndication Agents (in such capacity, collectively, the "Syndication Agents"), CANADIAN IMPERIAL BANK OF COMMERCE, as Documentation Agent (in such capacity, the "Documentation Agent"), ROYAL BANK OF CANADA, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and KIMCO REALTY CORPORATION, a Maryland corporation ("Kimco"), for the limited purposes set forth in Sections 2.16, 5.1(c), 9.1(c), 9.1(d), 10.1, 10.2, 10.6(a), 10.7, 10.12, 10.14, 10.17 and 10.19 and Articles
IV, VI and VII of this Agreement.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1  Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean (i) with respect to a Schedule I Lender, the rate of interest per annum publicly announced from time to time by RBC as its prime commercial lending rate for Dollar loans in the U.S., and (ii) with respect to any Lender that is not a
Schedule I Lender, the rate of interest per annum publicly announced from time to time by RBC as its prime commercial lending rate for Dollar loans in Canada, each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective (the Prime Rate not being intended to be the lowest rate of interest charged by RBC in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York (rounded upward, if necessary, to the next 1/100th of 1%), or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

                  "Adjusted Net Income": for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

                  "Administrative Agent": as defined in the caption hereto.

                  "Administrative Questionnaire": as defined in Section 10.6.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common control with, such Person.

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate Cdn Dollar Amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the Cdn Dollar Amount of the L/C Obligations then outstanding.

                  "Agreement": this Credit Agreement.

                  "Applicable Margin": with respect to each Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

                               Level I       Level II      Level III      Level IV       Level V        Level VI
                               Status        Status        Status         Status         Status         Status
                               ------        ------        ------         ------         ------         ------

Eurodollar Loans, CDOR Loans   0.45%         0.50%         0.60%          0.70%          0.90%          1.20%
and Money Market Loans

ABR Loans and Cdn Prime Loans  0%            0%            0%             0%             0%             0.40%



                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Assignment and Assumption": as defined in Section 10.6.

                  "Available Commitment": as to any Lender, at any time of determination, an amount equal to such Lender's Commitment at such time minus such Lender's Aggregate Outstanding Revolving Extensions of Credit at such time.

                  "Board": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

                  "Borrower": as defined in the caption hereto and such other Person who may become a substitute, replacement or additional Borrower hereunder.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2(d) as a date on which a Borrower requests the Lenders to make Revolving Credit Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada, or New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Canadian Institution": a banking institution organized under the laws of Canada and having a U.S. Office through which such institution will fund the Loans it makes hereunder.

                  "Canadian Office": with respect to any Person, a branch or other entity owned by such Person which branch or entity is located in Canada and is an "authorized foreign bank" under the Income Tax Act (Canada).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) securities denominated in Cdn Dollars, Dollars or any other currency of any internationally recognized government (any of the foregoing, "Currency"), in any such event issued or directly and fully guaranteed or insured by the Canadian Government, United States Government or any other internationally recognized government, as applicable, or any agency or instrumentality or any of them, having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000 (or the applicable equivalent), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (v) investments in money market funds that have assets in excess of $2,000,000,000 (or the applicable equivalent), are managed by recognized and responsible institutions and invest all of their assets in (x) obligations of the types referred to in clauses (i), (ii), (iii) and (iv) above and (y) commercial paper denominated in Currency having at least the rating described in clause (iv) above and maturing within 270 days after the date of acquisition.

                  "Cdn Dollar Amount": at any time:

                           (i) with respect to any Cdn Dollar-Denominated Loan,
the principal amount thereof then outstanding;

                           (ii) with respect to any Dollar-Denominated Loan, the
principal amount thereof then outstanding in Dollars, converted to Cdn Dollars at the spot rate at which Dollars are offered for sale against Cdn Dollars as shown on Reuters page FX, WRLD at the relevant Rate Fixing Time;

                           (iii) with respect to any L/C Obligations that are
denominated in Cdn Dollars, the amount thereof then outstanding; and

                           (iv) with respect to any L/C Obligations that are
denominated in Dollars, the amount thereof then outstanding in Dollars, converted to Cdn Dollars at the spot rate at which such Dollars are offered for sale against Cdn Dollars as shown on Reuters page FX, WRLD at the relevant Rate Fixing Time.

As used in this definition, "Rate Fixing Time" means (i) if a Cdn Dollar Amount is being determined in connection with an extension of credit hereunder, prepayment or other action requiring advance notice from any Borrower to the Administrative Agent hereunder, a time determined by the Administrative Agent within a reasonable time after it receives such notice, but in any event, either on the day or on the day prior to the day, on which the relevant action is to be taken or for which the relevant amount is to be determined, as the case may be, and (ii) if a Cdn Dollar Amount is being determined in any other connection, a time determined by the Administrative Agent on the day on which the relevant action is to be taken or for which the relevant amount is to be determined, as the case may be.


                  "Cdn Dollar-Denominated Loan": a Loan that is made as (or converted into) a Cdn Prime Loan or a CDOR Loan in accordance with a Borrower's applicable notice of borrowing or notice of conversion, as the case may be, given with respect thereto.

                  "Cdn Dollars" and the symbol "C$": lawful currency of Canada.

                  "Cdn Prime Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Cdn Prime Rate.

                  "Cdn Prime Rate": on any day, the greater of: (a) the per annum rate of interest announced from time to time by RBC as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the per annum rate of interest equal to the sum of (i) the one-month CDOR Rate in effect on such day and (ii) 0.50% per annum.

                  "CDOR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the CDOR Rate.

                  "CDOR Rate": on any day, the per annum rate of interest (as reasonably determined by the Administrative Agent in a manner and amount identical to the Administrative Agent's determination of such rate of interest with respect to similarly situated loans and borrowers) which is (i) with respect to any Schedule I Lender, the rate based on an average rate applicable to C$ bankers' acceptances for a term equivalent to the term of the relevant requested Interest Period appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M., Toronto time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if such rates are not available, then the CDOR Rate for any day shall be calculated as the discount rate quoted by RBC for its own bankers' acceptances for the applicable period as of 10:00 A.M. Toronto time on such day, or if said day is not a Business Day, then on the immediately preceding Business Day and (ii) with respect to any Lender that is not a
Schedule I Lender, the rate which is the arithmetic average of the most favorable actual discount rates applicable to bankers' acceptances quoted by the Reference Banks to the Administrative Agent for the applicable period as of 10:00 A.M. Toronto time on such day, or if said day is not a Business Day, then on the immediately preceding Business Day, but not exceeding the CDOR Rate as determined pursuant to clause (i) above plus 0.05% per annum. For purposes of this definition, the "Reference Banks" shall be JPMorgan Chase Bank, Toronto Branch, and Bank of America, N.A., Canadian Branch.

                  "CDOR Tranche": the collective reference to CDOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Kimco; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Kimco by Persons who were neither (i) nominated by the board of directors of Kimco nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Kimco by any Person or group.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, the obligation of such Lender (if any) to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of a Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A, as such amount may be changed from time to time in accordance with the provisions of this Agreement. The initial aggregate amount of the Lenders' Commitments is C$150,000,000.

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding and participations in respect of Letters of Credit constitutes of the aggregate principal amount of the Revolving Credit Loans of all Lenders then outstanding and all participations in respect of all Letters of Credit (for purposes of this definition, treating the Issuing Lender as if it were a L/C Participant)).

                  "Commitment Period": the period from and including the date of this Agreement to but not including the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Kimco within the meaning of
Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

                  "Confidential Package": the Confidential Information Package, dated June, 2004, with respect to Kimco and the Revolving Credit Facility herein.

                  "Consolidated Entities": any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

                  "Consolidated Net Income": for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default": any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Designated Event of Default": any Event of Default specified in any of paragraphs (a), (f), (h), (i) (with respect to Kimco) or (l) of
Article VIII or clauses (i) or (ii) of paragraph (e) of Article VIII.

                  "Documentation Agent":  as defined in the caption hereto.

                  "Dollar-Denominated Loan": a Loan that is made as (or converted into) a Eurodollar Loan, an ABR Loan or a Money Market Loan in accordance with a Borrower's applicable notice of borrowing or notice of conversion, as the case may be, given with respect thereto.

                  "Dollars" and the symbol "$": lawful currency of the United States of America.

                  "EBITDA": for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provisional benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

                  "Effective Date": the date on which the conditions set forth in Section 5.1 shall be satisfied (or waived in accordance with Section 10.1).

                  "Eligible Assignee": a Canadian Institution or a U.S. Institution.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

                  "Entity": any Consolidated Entity or Unconsolidated Entity.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Loans": Revolving Credit Loans, the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the bank serving as Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Article VIII, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement": the Credit Agreement dated as of June 3, 2003 among Kimco, the several banks, financial institutions and other entities from time to time parties thereto (collectively, the "Existing Lenders"), the Issuing Lender party thereto, BANK ONE, NA and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agents, and UBS AG, CAYMAN ISLANDS BRANCH and THE BANK OF NOVA SCOTIA, NEW YORK AGENCY, as Documentation Agents, the Co-Agents party thereto, and JPMORGAN CHASE BANK, as administrative agent for the Existing Lenders thereunder (including any credit, loan or similar agreement that at any time, succeeds to or replaces, substitutes, refunds, renews or refinances any of the Indebtedness thereunder and thereby becomes Kimco's core corporate credit facility).

                  "Extended Maturity Date":  as defined in Section 10.9.

                  "Facility Fee Rate": the applicable percentage per annum set forth below based upon the Status on the date of the relevant facility fee payment:

Level I             Level II          Level III        Level IV         Level V           Level VI
Status              Status            Status           Status           Status            Status

0.15%               0.15%             0.15%            0.20%            0.25%             0.30%


                  "FAD": FFO less adjustments for straight line rents and actual capital expenditures for recurring, non-revenue enhancing capital improvements.

                  "Federal Funds Effective Rate": as defined in the definition of "ABR".

                  "Fee Letter": the letter dated June 16, 2004 among Kimco and RBC regarding certain fees payable in connection with the Revolving Credit Facility.

                  "FFO": funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation or in a manner consistent with Kimco's prior reporting (with any variation from the NAREIT definition being specified in Schedule 1.1B).

                  "Final Date": as defined in Section 2.11(d).

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                  "GAAP": generally accepted accounting principles in the United States of America.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Asset Value": as of any relevant date, an amount equal to the sum of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 9.50%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at "cost" (provided that the amount described in this clause
(i) shall not be taken into account to the extent that it exceeds 10% of Gross Asset Value), (ii) mortgage loan receivables valued at the lower of cost or market at such date and marketable securities valued at the lower of cost or market at such date (provided that the amount described in this clause (ii) shall not be taken into account to the extent that it exceeds 10% of Gross Asset Value), plus (d) Kimco's investments in and advances to the Noncontrolled Entities valued at the lower of cost or market at such date (provided that the amount described in this clause (d) shall not be taken into account to the extent that it exceeds 15% of Gross Asset Value), provided that the items described in clauses (c) and (d) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 25% of Gross Asset Value, plus (e) without duplication, 100% of the bona fide purchase price of Identified Properties as of such date.

                  "Guarantee": the Guarantee to be executed and delivered by Kimco and each Qualified Wholly Owned Subsidiary (that is not a Borrower hereunder) in accordance with the terms of this Agreement, substantially in the form of Exhibit C-1.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

                  "Guarantor": at any particular time, Kimco and each Subsidiary that is a party to the Guarantee at such time.

                  "Identified Property": as of any time, Properties acquired during the most recent Test Period.

                  "Income REIT": Kimco Income Operating Partnership, L.P., a Delaware limited partnership.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases,
(e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person,
(g) reimbursement obligations for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in Section 4.9.

                  "Interest Payment Date": (a) as to any ABR Loan or Cdn Prime Loan, the last day of each calendar month to occur while such ABR Loan or Cdn Prime Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan or CDOR Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurodollar Loan or CDOR Loan with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period, and (c) as to any Money Market Loan, the Money Market Loan Maturity Date applicable thereto.

                  "Interest Period": with respect to any Eurodollar Loan or CDOR
Loan:

                           (i) initially, the period commencing on the borrowing
or conversion date, as the case may be, with respect to such Eurodollar Loan or CDOR Loan, as the case may be, and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
day of the next preceding Interest Period applicable to such Eurodollar Loan or CDOR Loan, as the case may be, and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (1) if any Interest Period pertaining to a Eurodollar Loan or CDOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period pertaining to a Eurodollar Loan or CDOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (3) in no event shall any Interest Period end on a day subsequent to the Termination Date.

                  "Investment Entity": as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

                  "ISP": the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, and, if acceptable to the Issuing Lender in its sole discretion, as the same may be amended or revised from time to time.

                  "Issuing Lender": RBC, in its capacity as issuer of any Letter of Credit. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Kimco": as defined in the caption hereto.

                  "L/C Commitment": C$30,000,000 (which is included in, and is not additional to, the aggregate amount of the Lenders' Commitments).

                  "L/C Fee Payment Date": with respect to each Letter of Credit, the last Business Day of each March, June, September and December to occur while such Letter of Credit is outstanding.

                  "L/C Fee Rate": with respect to each Letter of Credit at any date, the applicable percentage per annum set forth below based upon the Status on such date:

Level I               Level II           Level III           Level IV           Level V             Level VI
Status                Status             Status              Status             Status              Status
------                ------             ------              ------             ------              ------

0.45%                 0.50%              0.60%               0.70%              0.90%               1.20%


                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5(a).

                  "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

                  "Lender Affiliate": as defined in Section 10.6.

                  "Lenders": as defined in the caption hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan" means each loan made by the Lenders to any Borrower pursuant to this Agreement.

                  "Loan Documents": this Agreement, any Note, any Application, the Guarantee, any Subsidiary Joinder and the Fee Letter, and any instrument or agreement waiving, amending, or supplementing any Loan Document.

                  "Loan Parties": the Borrowers and the Guarantors.

                  "Majority Lenders": at any date, the holders of at least 51% of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans and the L/C Obligations; provided that if such sum is zero, then the Majority Lenders shall be the holders of at least 51% of the sum of the aggregate Commitments.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Kimco and its Subsidiaries taken as a whole, (b) the ability of the Borrowers and of the Guarantors, taken as a whole, to perform their obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date": (i) the date that is the third anniversary of the date of this Agreement, or (ii) if the term of the Revolving Credit Facility is extended pursuant to Section 10.9, the Extended Maturity Date; provided that references hereunder to the Maturity Date shall be to the Maturity Date specified in clause (i) unless and until extended in accordance with said
Section 10.9.

                  "Money Market Loan Maturity Date": with respect to any Money Market Loan, the maturity date requested by a Borrower in connection therewith (which date shall in no event be later than the earlier of (a) 29 days after the Borrowing Date thereof or (b) the Termination Date).

                  "Money Market Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Money Market Rate.

                  "Money Market Rate": with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Lender, in its sole discretion, no later than 10:00 A.M., New York City time, on the requested Borrowing Date.

                  "Money Market Tranche": the collective reference to Money Market Loans having the same Borrowing Date and Money Market Loan Maturity Date.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NAREIT": The National Association of Real Estate Investment Trusts.

                  "Net Worth": at any date of determination, an amount equal to
(a) Gross Asset Value as of such date minus (b) Total Indebtedness as of such date.

                  "Noncontrolled Entity": any of the following Unconsolidated
Entities: (i) the Income REIT, Kimco Retail Opportunity Portfolio, LLC, or "Rio Can/Canadian Ventures", (ii) any entity in which the only investment by Kimco or any Affiliate consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (iii) any entity as to which Kimco (together with other Affiliates) owns less than a majority of such entity's equity securities and does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

                  "Non-Excluded Taxes": as defined in Section 2.12(a).

                  "Non-Recourse Indebtedness": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

                  "Non-U.S. Lender": as defined in Section 2.12(b).

                  "Notes": the collective reference to all the Revolving Credit Notes.

                  "Ownership Percentage": (i) in respect of a Wholly Owned Subsidiary, 100%, and (ii) in respect of (A) any other Consolidated Entity (other than a Wholly-Owned Subsidiary) or (B) an Unconsolidated Entity, Kimco's direct and indirect percentage interest in such entity determined in accordance with GAAP.

                  "Participant": as defined in Section 10.6.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Encumbrances": (a) Liens imposed by law for taxes
(x) that are not yet due, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the affected Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the affected Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or, to the extent the same would have a Material Adverse Effect, any Borrower or any Subsidiary Guarantor, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate": as defined in the definition of ABR.

                  "Prohibiting Provision": as defined in the definition of Qualified Wholly Owned Subsidiary.

                  "Property": real property owned by Kimco or any of the Entities, or in which Kimco or any of the Entities has a leasehold interest.

                  "Property Gross Revenues": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under the leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such property, and
(e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

                  "Property NOI": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

                  "Property Operating Expenses": with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer's social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and
(5) any expenditures made for capital improvements and the cost of leasing commissions.

                  "Qualified Wholly Owned Subsidiary": each Wholly Owned Subsidiary (a) not subject to any contractual restriction of general application arising in (i) documentation establishing any nonrecourse mortgage in favor of an unaffiliated third party on any real property, or (ii) a governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement with an unaffiliated third party, to which it is a party, the effect of which contractual restriction (a "Prohibiting Provision") would be to prohibit such Wholly Owned Subsidiary from entering into the Guarantee, or (b) that is subject to a Prohibiting Provision but as to which Kimco has not, in respect of any documentation or agreement entered into after the date hereof, exercised or caused such Subsidiary to exercise commercially reasonable efforts to exclude from such documentation or agreement any Prohibiting Provisions; provided, however, in the case of (A) documentation relating to nonrecourse mortgage financing provided by an institutional lender, such commercially reasonable efforts shall be deemed to have been exercised if neither Kimco nor any Affiliate thereof has volunteered to include such Prohibiting Provisions or
(B) a governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement to which an institutional investor holding at least 20% of the total equity interests (including those of Kimco and Affiliates of Kimco) in the relevant venture is a party, such commercially reasonable efforts shall be deemed to have been exercised if (x) neither Kimco nor any Affiliate thereof has volunteered to include such Prohibiting Provisions and (y) such institutional investor has required the inclusion thereof in such governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement in the establishment of such joint venture, partnership, limited liability company or similar entity.

                  "Rating Agencies": the collective reference to S&P and Moody's.

                  "RBC":  Royal Bank of Canada.

                  "Recourse Secured Indebtedness": any secured Indebtedness of Kimco or of any other Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco, or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco). (Any such Indebtedness shall not be treated as Recourse Secured Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such Indebtedness shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

                  "Register": as defined in Section 10.6.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of any Borrower to reimburse the Issuing Lender pursuant to Section 3.5(a) for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "Required Lenders": at any date, the holders of at least 66-2/3% of the aggregate Commitments, or, if the Commitments have been terminated, of the aggregate unpaid principal amount of the Revolving Credit Loans and L/C Obligations.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and the president of Kimco or, with respect to financial matters, the chief financial officer or the treasurer of Kimco.

                  "Revolving Credit Facility": the revolving credit facility established pursuant to this Agreement.

                  "Revolving Credit Loans": as defined in Section 2.2(a)(i).

                  "Revolving Credit Note": as defined in Section 2.2(b).

                  "S&P": Standard & Poor's Ratings Services.

                  "Schedule I Lender": any Lender whose name appears in Schedule I to the Bank Act (Canada).

                  "Significant Guarantor": at any date of determination, any Subsidiary Guarantor that at such date owns or has a leasehold interest in one or more Properties having an aggregate Equity Value in excess of $20,000,000. For the purposes of this definition, "Equity Value" means (a) in the case of any Property other than a Property described in clause (b), below, (i) two (2) multiplied by an amount equal to (x) Property NOI of such Property for the Test Period most recently ended divided by (y) 0.10 minus (ii) the aggregate outstanding principal amount of any Indebtedness secured by such Property as of the last day of such period; and (b) in the case of any Property acquired during the Test Period most recently ended, the aggregate purchase price paid by Kimco or any of its Subsidiaries in connection with the acquisition of such Property (excluding (1) the principal amount of any Non-Recourse Indebtedness secured by such Property and assumed in connection with the acquisition thereof and (2) if such Property is acquired subject to Non-Recourse Indebtedness, the principal amount of such Indebtedness).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Status": as to Kimco, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be.

                  As used in this definition:

                           "Level I Status" exists at any date if, at such date, Kimco has a long-term senior unsecured debt rating of A or better by S&P and A2 or better by Moody's;

                           "Level II Status" exists at any date if, at such date, Level I Status does not exist and Kimco has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody's;

                           "Level III Status" exists at any date if, at such date, neither Level I Status nor Level II Status exists and Kimco has a long-term senior unsecured debt rating of BBB+ or better by S&P and Baa1 or better by Moody's;

                           "Level IV Status" exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and Kimco has a long-term senior unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's;

                           "Level V Status" exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status nor Level IV Status exists and Kimco has a long-term senior unsecured debt rating of BBB- or better by S&P and Baa3 or better by Moody's; and

                           "Level VI Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists;

provided that (i) in the event of a "split" rating, the Applicable Margin, Facility Fee Rate, and L/C Fee Rate shall be based upon the higher of the two ratings, (ii) Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin, Facility Fee Rate, and L/C Fee Rate shall be based on the lower of the two highest ratings, at least one of which must be Moody's or S&P, and (iii) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrowers shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

                  "Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.

                  "Subsidiary Guarantor": any Subsidiary that is a Guarantor.

                  "Subsidiary Joinder": as defined in Section 2.16(a)(i).

                  "Syndication Agents":  as defined in the caption hereto.

                  "Termination Date": the date that is the earliest to occur of
(a) the Maturity Date, (b) the date on which the Commitments hereunder shall be terminated or otherwise permanently reduced to zero pursuant to this Agreement, or (c) the date on which the Loans shall become due and payable hereunder by acceleration.

                  "Test Period": a period of two (2) consecutive fiscal quarters of Kimco.

                  "Total Adjusted EBITDA": For any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.25 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Noncontrolled Entities, (iv) income for such period from mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Identified Properties, and (vii) Kimco's and its Affiliates' management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties, provided that the items referred to in this clause (vii) shall be taken into account only to the extent that the amounts of such items, in the aggregate, exceed 10% of Total EBITDA.

                  "Total Debt Service": in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and for the Entities (other than Noncontrolled Entities) on the aggregate principal amount of their respective Indebtedness (provided that (i) there shall be excluded optional prepayments and balloon payments due at maturity, and (ii) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

                  "Total EBITDA": Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provisional benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

                  "Total Indebtedness": as of any date of determination, all Indebtedness of Kimco and of the Entities (other than Noncontrolled Entities), outstanding at such date.

                  "Total Recourse Indebtedness": as of any date of determination, the aggregate principal amount of all Indebtedness of Kimco and of the Entities (other than the Noncontrolled Entities) outstanding at such date (excluding Non-Recourse Indebtedness and Indebtedness that is contractually subordinated to the Indebtedness of Kimco and its Affiliates under the Loan Documents).

                  "Total Secured Indebtedness": as of any date of determination, the aggregate of (i) Indebtedness of Kimco, or of any of the Entities (other than Noncontrolled Entities) outstanding as of such date, secured by any asset of Kimco or the Entities (other than the Noncontrolled Entities), and (ii) all Unsecured Debt of the Entities (other than the Noncontrolled Entities) to Persons other than Kimco or any Consolidated Entity outstanding as of such date.

                  "Total Unsecured Interest Expense": actual interest expense (accrued, paid, or capitalized) on all Unsecured Debt of Kimco and of the Entities (other than of the Noncontrolled Entities).

                  "Tranche": any CDOR Tranche, Eurodollar Tranche or Money Market Tranche.

                  "Transferee": as defined in Section 10.7.

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan, a Cdn Prime Loan, a CDOR Loan, a Eurodollar Loan or a Money Market Loan.

                  "Unconsolidated Entity": a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes.

                  "unencumbered": with respect to any asset, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or limits the ability of Kimco or any of the Entities to create, incur, assume or suffer to exist any Lien upon, or convey, sell, lease, transfer or otherwise dispose of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an "equal and ratable" clause contained in any agreement governing Indebtedness).

                  "Unencumbered Asset Value": as of any date of determination, an amount calculated with respect to the most recent Test Period ended on or before such date, equal to the sum of (a) the Value of Unencumbered Properties as of such date plus (b) the sum of (i) unencumbered mortgage loan receivables (valued at the lower of cost or market as of such date), (ii) unencumbered marketable securities (valued at the lower of cost or market as of such date), provided that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 15% of Unencumbered Asset Value, and (iii) unencumbered land and development projects (valued at the lower of cost or market as of such date), provided that the amount described in this clause (iii) shall not be taken into account to the extent that it exceeds 10% of Unencumbered Asset Value, plus (c) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of the last day of such period (which items shall be taken into account only to the extent that the amounts thereof, in the aggregate, exceed $15,000,000).

                  "Unencumbered Assets NOI": Unencumbered Property NOI plus, to the extent not in excess of 10% of Unencumbered Assets NOI, the sum of dividend and interest income from unencumbered marketable securities and unencumbered mortgage loan receivables.

                  "Unencumbered Properties": (i) Properties wholly owned by a Borrower or by a Guarantor (or in which a Borrower or a Guarantor has a leasehold interest to the extent eligible pursuant to clause (c) of the second sentence of the definition of the term "Unencumbered Property NOI"), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of such Loan Party as collateral or selling such Property), and (ii) other unencumbered Properties as to which a Borrower or a Guarantor owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities nor any Property owned by any Qualified Wholly Owned Subsidiary unless and until such Qualified Wholly Owned Subsidiary shall have become a party to this Agreement pursuant to Section 2.16 or to the Guarantee, as applicable).

                  "Unencumbered Property NOI": for any period, Property NOI for such period of Unencumbered Properties owned by a Borrower or a Guarantor and the percentage equal to Kimco's Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (i) management fees of 3% of revenues, (ii) replacement reserves of $0.25 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties. For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included, (b) no property of any Qualified Wholly Owned Subsidiary shall be included unless and until such Qualified Wholly Owned Subsidiary shall have become a party to this Agreement pursuant to Section 2.16 or to the Guarantee, as applicable, and (c) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years,
(ii) such leasehold position is mortgageable and the terms of the lease include acceptable secured lender protections (including that (x) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default and (y) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease), (iii) such lease may be transferred and/or assigned without the consent of the lessor, and (iv) the Property NOI in respect of such leasehold positions included in any calculation of Value of Unencumbered Properties for any Test Period shall not be taken into account to the extent that it exceeds, in the aggregate, 15% of Unencumbered Property NOI for such Test Period.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and if acceptable to the Issuing Lender in its sole discretion, as the same may be amended or revised from time to time.

                  "Unrestricted Cash and Cash Equivalents": at any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value and, if in a currency other than Dollars, converted to Dollars in accordance with GAAP) then held by Kimco or any of the Consolidated Entities. As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

                  "U.S.": United States of America.

                  "U.S. Institution": a banking institution organized under the laws of the U.S. or a state thereof and having a Canadian Office through which such institution will enter into this Agreement and will fund the Loans it makes hereunder, which Loans are held as part of such institution's Canadian banking business.

                  "Unsecured Debt": all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset.

                  "U.S. Office": with respect to any Person, such Person's (or its affiliate's) office located in the U.S.

                  "Value of Unencumbered Properties": for any period, an amount equal to Unencumbered Property NOI for such period (less Unencumbered Property NOI of Unencumbered Properties that are Identified Properties) with respect to the most recent Test Period annualized and capitalized at 9.50% (provided that such annualized and capitalized Unencumbered Property NOI in respect of Unencumbered Properties not wholly owned by a Borrower or Guarantor shall not be taken into account to the extent that it exceeds, in the aggregate, 15% of the total Value of Unencumbered Properties), plus 100% of the bona fide purchase price of such Unencumbered Properties that are Identified Properties.

                  "Wholly Owned Subsidiary": any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors' qualifying shares required by law) are owned by Kimco directly or indirectly through one or more Wholly Owned Subsidiaries.

         SECTION 1.2  Other Definitional Provisions; Interpretation.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (f) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  (g) The word "will" shall be construed to have the same meaning and effect as the word "shall".

                  (h) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.3  Accounting Terms; GAAP

                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    THE LOANS

         SECTION 2.1 Several Borrowers and Loans. In accordance with and subject to the remaining terms of this Article II, each Borrower shall have the right, from time to time and at any time to request one or more Revolving Credit Loans (as defined below), which Loan(s) shall be (i) advanced by the Lenders for the account of the applicable Borrower and (ii) the several obligation of such Borrower and not the joint and several obligations of the other Borrowers.

         SECTION 2.2  Loans; Etc.

                  (a)      Commitments.

                           (i) Subject to the terms and conditions hereof, each
Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event shall, at the time of the making of any extension of credit hereunder, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all of the Lenders exceed the aggregate Commitments then in effect.

                           (ii) Each Revolving Credit Loan shall be made to the
applicable Borrower as part of a borrowing consisting of Revolving Credit Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                           (iii) Subject to Section 2.8 and Section 2.10, the
Revolving Credit Loans may from time to time be Eurodollar Loans, ABR Loans, Cdn Prime Loans, CDOR Loans or Money Market Loans or a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.2(d) and 2.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or CDOR Loan after the day that is one
(1) month prior to the Termination Date. Cdn Prime Loans and CDOR Loans shall be made in Cdn Dollars. All other Loans shall be made in Dollars.

                  (b) Notes. The Revolving Credit Loans made by a Lender to a Borrower shall be evidenced by a promissory note executed and delivered by such Borrower at the request of such Lender, substantially in the form of Exhibit B-1, with appropriate insertions as to the applicable Borrower, payee and date (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record, as applicable, the name of the relevant Borrower, the date, Type, currency and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of CDOR Loans and Eurodollar Loans, the length of each Interest Period with respect thereto and, in the case of Money Market Loans, the Money Market Loan Maturity Date with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note or in the accounts or records maintained by such Lender in the ordinary course of its business, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrowers under this Agreement or the Notes.

                  (c) Repayment of Loans. Each Borrower shall repay (in the relevant currency) all of its then outstanding Revolving Credit Loans on the Termination Date (or, if earlier, the applicable Money Market Loan Maturity Date in respect of a Money Market Loan) to the Administrative Agent for the account of each Lender.

                  (d) Procedure for Borrowing Revolving Credit Loans. The Borrowers may borrow Revolving Credit Loans during the Commitment Period on any Business Day, provided that the applicable Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., Toronto time, (i) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, (ii) two (2) Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Money Market Loans or CDOR Loans, or (iii) one (1) Business Day prior to the requested Borrowing Date, otherwise), specifying (w) the name of the relevant Borrower (if such notice is given by Kimco on behalf of a Borrower pursuant to Section 2.16) and the amount to be borrowed, (x) the requested Borrowing Date and, in the case of each Money Market Loan, the requested Money Market Loan Maturity Date, (y) whether the borrowing is to be of Eurodollar Loans, ABR Loans, Cdn Prime Loans, CDOR Loans, Money Market Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans or CDOR Loans the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in a principal amount equal to (i) in the case of ABR Loans or Cdn Prime Loans, $500,000 or C$500,000 (as the case may be) or a whole multiple of $100,000 or C$100,000 (as the case may be) in excess thereof (or, if the then aggregate Available Commitments are less than C$500,000, such lesser Cdn Dollar Amount) and (ii) in the case of Eurodollar Loans, CDOR Loans or Money Market Loans, $2,000,000 or C$2,000,000 (as the case may be) or a whole multiple of $100,000 or C$100,000 (as the case may be) in excess thereof, in each case subject to
Section 2.2(e). Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof and of the proposed Money Market Rate (if applicable). Each Lender will notify the Administrative Agent within one (1) Business Day prior to the requested Borrowing Date for any Money Market Loan as to whether or not such Lender is willing to accept the proposed Money Market Rate. If any Lender does not accept such proposed Money Market Rate, the Administrative Agent shall promptly notify the applicable Borrower, and that portion of the requested borrowing that was to constitute Money Market Loans will be deemed to be cancelled in its entirety with respect to all Lenders (and not merely with respect to any such non-accepting Lender). Each Lender will make the amount of its pro rata share of each borrowing available (if such Lender is a Canadian Institution, from its U.S. Office, and if such Lender is a U.S. Institution, from its Canadian Office) to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent as specified to the Lenders by the Administrative Agent and prior to 1:00 P.M., New York City time (or in the case of Money Market Loans having a Money Market Loan Maturity Date of six (6) days or less from the relevant Borrowing Date, 3:00 P.M., New York City time), on the Borrowing Date requested by the applicable Borrower in funds in the applicable currency and immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the applicable account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. In no event may the number of Money Market Loans requested in any calendar month exceed four (4). In no event may the number of Money Market Loans requested in any calendar year exceed twelve (12).

                  (e) Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Eurodollar Tranche and Money Market Tranche shall be equal to $2,000,000 or a whole multiple of $100,000 in excess thereof, (ii) the aggregate principal amount of each CDOR Tranche shall be equal to C$2,000,000 or a whole multiple of C$100,000 in excess thereof, and (iii) there shall be no more than seven (7) Eurodollar Tranches or CDOR Tranches outstanding at any one time.

                  (f) Termination or Reduction of Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days' irrevocable notice to the Administrative Agent (which shall promptly notify each Lender thereof), to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Loans made on the effective date thereof, (i) the aggregate Cdn Dollar Amount of the Revolving Credit Loans then outstanding, plus the aggregate Cdn Dollar Amount of the L/C Obligations then outstanding, would exceed the total Commitments then in effect or (ii) the Available Commitment of any Lender would be less than zero. Any such reduction shall be in an amount equal to C$10,000,000 or a whole multiple of C$1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect. No such reductions may occur in excess of one (1) per calendar month.

         SECTION 2.3  Optional and Mandatory Prepayments.

                  (a) Each Borrower may at any time and from time to time prepay (in the relevant currency) its Revolving Credit Loans (subject, in the case of Eurodollar Loans, CDOR Loans and Money Market Loans to compliance with the terms of Section 2.2(e) and Section 2.13), in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice from such Borrower to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans, Cdn Prime Loans, CDOR Loans, Money Market Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.13. Subject to Section 2.2(e), partial prepayments shall be in an aggregate principal amount of $500,000 (if prepaying Dollar-Denominated Loans) or C$500,000 (if prepaying Cdn Dollar-Denominated Loans) or a whole multiple of $100,000 or C$100,000 (as the case may be) in excess thereof (or, if less, the aggregate outstanding principal amount of the Revolving Credit Loans).

                  (b) If, as of 10:00 A.M. Toronto time on the last Business Day of any calendar month, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all of the Lenders exceeds the aggregate Commitments then in effect, then the Borrowers shall prepay the Loans (to be applied to such Loans and in any order designated by the Borrowers, or if not so designated, first to the Dollar-Denominated Loans and then, if necessary, to the Cdn Dollar-Denominated Loans) or terminate or replace Letters of Credit by not later than 12:00 Noon, Toronto time, on such day, to the extent required so that, after giving effect to such prepayments, terminations or replacements, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all the Lenders does not exceed the aggregate Commitment then in effect. Each prepayment pursuant to this paragraph shall be made in accordance with the provisions of
Section 2.3(a) relating to optional prepayments (other than the giving of notices thereunder). The Administrative Agent shall, as soon as practicable after 10:00 A.M. Toronto time on the last day of any calendar month, give to the Borrowers and the Lenders notice of the amount of any prepayment required to be made pursuant to this paragraph. The determination by the Administrative Agent of any such amount in any such notice shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. However, the failure of the Administrative Agent to provide any such notice shall not relieve any Borrower from its obligation to make any prepayment otherwise required pursuant to this paragraph.

         SECTION 2.4  Conversion and Continuation Options.

                  (a) Each Borrower may elect from time to time to convert its Eurodollar Loans or CDOR Loans to ABR Loans or Cdn Prime Loans, by such Borrower giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans or CDOR Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert its ABR Loans or Cdn Prime Loans to Eurodollar Loans or CDOR Loans by such Borrower giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans or CDOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Each Borrower may elect from time to time to convert its ABR Loans to Cdn Prime Loans (or vice-versa), by such Borrower giving the Administrative Agent at least one (1) Business Days' prior irrevocable notice of such election. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans, Cdn Prime Loans, CDOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a CDOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.2(e) would not be contravened, and (iii) no Revolving Credit Loan may be converted into a Eurodollar Loan or a CDOR Loan after the date that is one (1) month prior to the Termination Date.

                  (b) Any Eurodollar Loans or CDOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or CDOR Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.2(e) would be contravened, or (iii) after the date that is one (1) month prior to the Termination Date, and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this Section 2.4(b), the Administrative Agent shall promptly notify each Lender thereof.

         SECTION 2.5  Fees.

                  (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee at a per annum rate for the period from and including the first day of the Commitment Period to but excluding the Termination Date, computed at the Facility Fee Rate on the daily amount of the Commitment of such Lender, whether used or unused; provided that if such Lender continues to have any Aggregate Outstanding Revolving Extensions of Credit after its Commitment terminates, then such facility fee shall continue to accrue at the Facility Fee Rate on the average daily amount of such Lender's Aggregate Outstanding Revolving Extensions of Credit from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Aggregate Outstanding Revolving Extensions of Credit. Accrued facility fees shall be payable in Cdn Dollars in arrears on the last Business Day of each calendar quarter and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.

                  (b) The Borrowers shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by Kimco pursuant to the Fee Letter; provided that no such fee shall be due or payable after the date on which the Commitments have been terminated and no Loan, Letter of Credit, Reimbursement Obligation or other amount payable hereunder or under any other Loan Document remains outstanding.

                  (c) The Borrowers shall pay in Cdn Dollars on the Effective Date to the Administrative Agent, for the account of the Lenders, the Participation Fee set forth in Schedule "A" to the Summary of Terms and Conditions referred to in the Arrangement & Commitment Letter dated June 16, 2004 between Kimco and the Administrative Agent.

         SECTION 2.6  Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Money Market Loan shall bear interest at a rate per annum equal to the Money Market Rate applicable thereto plus the Applicable Margin.

                  (d) Each CDOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the CDOR Rate determined for such day plus the Applicable Margin.

                  (e) Each Cdn Prime Loan shall bear interest at a rate per annum equal to the Cdn Prime Rate plus the Applicable Margin.

                  (f) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise specified in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 3% or (y) in the case of any overdue principal with respect to Money Market Loans or any overdue interest, fee or other amount, the rate described in
Section 2.6(b) plus 3%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

                  (g) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(f) shall be payable from time to time on demand.

         SECTION 2.7  Computation of Interest and Fees

                  (a) Facility fees and interest (other than interest calculated on the basis of the Prime Rate or the Cdn Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated on the basis of the Prime Rate or the Cdn Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate, CDOR Rate or Money Market Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the ABR or the Cdn Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurodollar Loan or CDOR Loan.

                  (c) For the purpose of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

         SECTION 2.8  Inability to Determine Interest Rate

                  If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans, and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert any other Revolving Credit Loans to Eurodollar Loans.

         SECTION 2.9  Pro Rata Treatment and Payments

                  (a) Each borrowing by a Borrower of Revolving Credit Loans from the Lenders hereunder, each payment by a Borrower on account of any fees hereunder (except for those set forth in the Fee Letter or as otherwise expressly set forth herein) and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on its Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed Letter of Credit drawings, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed Letter of Credit drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Letter of Credit drawings then due to such parties. All payments (including prepayments) to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars or Cdn Dollars, as the case may be, and in immediately available funds. It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds and currency as received. If any payment hereunder (other than payments on Eurodollar Loans or CDOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a CDOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers.

         SECTION 2.10 Illegality.

                  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, to continue Eurodollar Loans as such, or to convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

         SECTION 2.11 Requirements of Law

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective
Date:

                           (i) shall subject any Lender or the Issuing Lender to
any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit (or any participation therein) or any Application or any Eurodollar Loan, Money Market Loan or CDOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender or the Issuing Lender);

                           (ii) shall impose, modify or hold applicable any
reserve (except to the extent that such reserve is specifically subject to Section 2.11(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, the Money Market Rate or the CDOR Rate; or

                           (iii) shall impose on such Lender any other
condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender, by an amount which such Lender or the Issuing Lender, as the case may be, deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, Money Market Loans or CDOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrowers shall promptly pay such Lender or the Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or the Issuing Lender, as the case may be, for such increased cost or reduced amount receivable. If any Lender or the Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11(a), it shall promptly notify the Borrowers, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender or the Issuing Lender is generally charging other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to the relevant Borrower.


                  (b) If any Lender or the Issuing Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender's or the Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or the Issuing Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or the Issuing Lender's or such corporation's policies with respect to capital adequacy and such Lender's or the Issuing Lender's treatment of its Commitments and Letters of Credit for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender or the Issuing Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), the Borrowers shall pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such corporation, as the case may be, for such reduction.

                  (c) The Borrowers agree to pay to each Lender which requests compensation under this Section 2.11(c) (by notice to the Borrowers), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrowers) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                           (i) the principal amount of the Eurodollar Loans made
by such Lender to which such Interest Period relates and outstanding on such day; and

                           (ii) the difference between (x) a fraction the
numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

                           (iii) a fraction the numerator of which is one (1)
and the denominator of which is 360.

Any Lender which gives notice under this Section 2.11(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrowers) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

                  (d) A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. The agreements in this Section 2.11 shall survive the termination of this Agreement, the expiration, cancellation, or other termination of the Letters of Credit, and the payment of the Revolving Credit Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "Final Date"), until the first anniversary of the Final Date.

         SECTION 2.12 Taxes.

                  (a) All payments made by any Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Issuing Lender or any Lender as a result of a present or former connection between the Administrative Agent, the Issuing Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and after taking into account any credit, deduction, or other tax benefit resulting from such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of Section 2.12(b). Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter the applicable Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Issuing Lender, as the case may be, a certified copy of an original official receipt received by the applicable Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or any Lender as a result of any such failure. The agreements in this Section 2.12(a) shall survive the termination of this Agreement, the expiration, cancellation, or other termination of the Letters of Credit, and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver (on or prior to the Effective Date in the case of any such Person that is a Lender as of the Effective Date) to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN for portfolio interest, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by any Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, (i) each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and (ii) each Non-U.S. Lender shall deliver any and all other documentation reasonably requested by Borrower from time to time so as to provide a complete exemption from U.S. federal withholding tax and Canadian withholding tax on any and all payments under this Agreement and the other Loan Documents. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.12(b), a Non-U.S. Lender shall not be required to deliver any form or other documentation pursuant to this Section 2.12(b) that such Non-U.S. Lender is not legally able to deliver.

                  (c) Each Lender (or Transferee) that is not a Non-U.S. Lender (a "U.S. Lender") shall deliver (on or prior to the Effective Date in the case of any such Person that is a Lender as of the Effective Date) to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender. Such form shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such form promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender.

         SECTION 2.13 Indemnity.

                  Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of Eurodollar Loans, Money Market Loans or CDOR Loans or in the conversion into or continuation of Eurodollar Loans or CDOR Loans after such Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurodollar Loans, Money Market Loans or CDOR Loans on a day which is not the last day of an Interest Period or the Money Market Loan Maturity Date, as the case may be, with respect thereto. Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period or the relevant Money Market Loan Maturity Date, as the case may be (or proposed Interest Period or proposed Money Market Loan Maturity Date, as the case may
be), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or other relevant market. This covenant shall survive the termination of this Agreement, the expiration, cancellation, or other termination of the Letters of Credit, and the payment of the Revolving Credit Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.

         SECTION 2.14 Change of Lending Office.

                  Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.11 or
2.12 with respect to such Lender or Transferee, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for any Revolving Credit Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender or Transferee pursuant to Sections 2.10, 2.11 and 2.12.

         SECTION 2.15 Replacement of Lenders under Certain Circumstances.

                  The Borrowers shall be permitted to replace any Lender which
(a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.12,
(b) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in Section 2.10 is required to be taken or (c) defaults in its obligation to make Revolving Credit Loans hereunder, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the applicable Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Revolving Credit Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the applicable Borrowers shall be liable to such replaced Lender under Section 2.13 if any Eurodollar Loan, Money Market Loan or CDOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period or the Money Market Loan Maturity Date, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent and the Issuing Lender, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the applicable Borrowers shall be obligated to pay the registration and processing fee referred to therein), (vii) the replaced Lender shall (except as provided in the following clause (ix)) be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, the applicable Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make Revolving Credit Loans hereunder.

         SECTION 2.16 Additional Borrowers; Kimco as Authorized Exclusive Agent.

                  (a) After the Effective Date, any Subsidiary shall constitute a Borrower for purposes of this Agreement if:

                           (i) the Borrowers shall have so notified the Administrative Agent and such Subsidiary and Kimco shall have executed and delivered to the Administrative Agent a Subsidiary Joinder substantially in the form of Exhibit C-2 (a "Subsidiary Joinder");

                           (ii) the Administrative Agent shall have received, with a counterpart for the Administrative Agent, each Lender and the Issuing Lender, the executed legal opinion of counsel to such Subsidiary, substantially in the form of Exhibit D as it relates to such Subsidiary, dated the date of the Subsidiary Joinder;

                           (iii) the Administrative Agent shall have received from such Subsidiary a signed replacement (or additional, as applicable) Revolving Credit Note for the account of each Lender (it being acknowledged and agreed by Administrative Agent and each Lender that each such Lender shall, in such event, return to any applicable Borrower which is then being released from its obligations as a Borrower hereunder, the original Revolving Credit Note previously executed and delivered by such Borrower to such Lender);

                           (iv) the Administrative Agent shall have received a certificate from a Responsible Officer, dated the date of the Subsidiary Joinder, certifying as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such Subsidiary or Kimco, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer;

                           (v) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably and customarily request relating to the organization, existence and, if and to the extent applicable, good standing of such Subsidiary and Kimco, and the authorization of such Subsidiary and Kimco, in respect of the transactions contemplated by this Agreement and the Subsidiary Joinder, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the effective date of such Subsidiary Joinder;

                           (vi) such Subsidiary is a Wholly Owned Subsidiary;

                           (vii) after giving effect to such Subsidiary Joinder, there shall be no more than fifteen (15) Borrowers hereunder; and

                           (viii) the Administrative Agent shall have received payment of all reasonable third-party out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder, including the reasonable fees and disbursements invoiced of the Administrative Agent's counsel (which may be in-house counsel if no external counsel is engaged at any Borrower's expense), if any, in connection with any of the above transactions and the related documentation.

When any such Subsidiary becomes a Borrower, the Administrative Agent will promptly notify each Lender thereof.


                  (b) Each Borrower under this Agreement (including without limitation, each Borrower as of the Effective Date and each Subsidiary that subsequently becomes a Borrower hereunder), hereby (i) irrevocably and unconditionally designates and authorizes Kimco (and Kimco hereby accepts the same) as its exclusive agent to act on its behalf in connection with the requesting, funding, maintenance, conversion, continuation and repayment of any Loans hereunder, or the issuance, extension, modification or cancellation of any Letter of Credit hereunder, or any other matter relating to such Loans or Letters of Credit or relating to this Agreement or the other Loan Documents generally, including without limitation, the giving and/or receiving of notices and/or consents or other instruction or direction hereunder (all of the foregoing, collectively, a "Kimco Instruction"), (ii) irrevocably and unconditionally agrees that the Administrative Agent and the Lenders may rely on any Kimco Instruction with respect to any and all such matters without further inquiry of or confirmation from such Borrower, or any of them, and that any Kimco Instruction shall control over any conflicting or inconsistent instruction from any Borrower and (iii) irrevocably and unconditionally consents to the addition of any other Borrower after the Effective Date and agrees to be bound hereunder severally, but not jointly and severally, with all other Borrowers hereunder.

                  Section 2.17 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at its Toronto Office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender, the Issuing Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Business Day following receipt by such Lender, the Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender, the Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Lender or the Administrative Agent, as the case may be, against such loss.

                  SECTION 2.18 Identity of Lenders; Funding of Loans. Each Lender represents that it is either a Canadian Institution or a U.S. Institution and, if it is a U.S. Institution, that its Loans are held as part of its Canadian banking business, and each Lender agrees that it will, so long as it is a Lender hereunder, maintain a Canadian Office or U.S. Office, as applicable, through which it will fund the Loans it makes hereunder, unless otherwise consented to by Kimco (such consent not to be unreasonably withheld and not to be required if a Designated Event of Default has occurred and is continuing.)

                                   ARTICLE III

                                LETTERS OF CREDIT

         SECTION 3.1  L/C Commitment.

                  (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of any Borrower or (with the consent of the Administrative Agent, such consent not to be unreasonably withheld) its designee, on any Business Day during the Commitment Period other than the last ten (10) Business Days thereof in such form as may be acceptable from time to time to the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Cdn Dollar Amount of the L/C Obligations would exceed the L/C Commitment, (ii) the Available Commitment of any Lender would be less than zero or (iii) the sum of the Aggregate Outstanding Revolving Extensions of Credit of all the Lenders shall exceed the aggregate Commitments.

                  (b) Each Letter of Credit (i) shall be denominated in Cdn Dollars or Dollars, (ii) shall be available by sight payment (rather than by acceptance, by deferred payment or by negotiation), (iii) shall be a standby letter of credit issued to support obligations of a Borrower, contingent or otherwise, incurred in the ordinary course of business and (iv) shall expire no later than ten (10) Business Days prior to the Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs or the ISP and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         SECTION 3.2  Procedure for Issuance of Letters of Credit.

                  Any Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower and the Administrative Agent promptly following the issuance thereof, and the Administrative Agent shall promptly notify the Lenders thereof.

         SECTION 3.3  Fees and Other Charges

                  (a) Each Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee in the relevant currency with respect to each Letter of Credit issued at the request of such Borrower at a per annum rate, for each day during the period from and including the date of issuance of such Letter of Credit to and including the first date thereafter on which such Letter of Credit shall expire or be cancelled or fully drawn, equal to the L/C Fee Rate in effect on such day, calculated on the basis of a 360-day year, of the aggregate amount available to be drawn under such Letter of Credit on such day. In addition, such Borrower shall pay, in the relevant currency, to the Issuing Lender for its own account a fronting fee of 0.10% per annum on the undrawn and unexpired amount of each such Letter of Credit. Letter of credit fees and fronting fees pursuant to this paragraph shall be payable quarterly in arrears on each L/C Fee Payment Date to occur while the relevant Letter of Credit is outstanding and shall be nonrefundable.

                  (b) In addition to the foregoing fees, each Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit requested by such Borrower.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

         SECTION 3.4  L/C Participations.

                  (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights in respect of each Letter of Credit issued hereunder and the amount of each draft or other demand for payment paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if the Issuing Lender notifies it that a draft or other demand for payment has been paid under any Letter of Credit for which the Issuing Lender has not been reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay, in the relevant currency, to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft or other demand for payment, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder, if the relevant Letter of Credit is denominated in Dollars, or Cdn Prime Loans, if the relevant Letter of Credit is denominated in Cdn Dollars. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5  Reimbursement Obligation of the Borrowers.

                  (a) Each Borrower agrees to reimburse the Issuing Lender, in the relevant currency, on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft or other demand for payment presented under any Letter of Credit issued at the request of such Borrower and paid by the Issuing Lender for the amount of (i) such draft or other demand so paid (which reimbursement may be effected through the procedure described in Section 3.5(c)) and (ii) any taxes, fees, charges or other costs or expenses (including post-judgment taxes, fees, charges or other costs or expenses) incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of Canada or the United States of America, as the case may be, and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the applicable Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans (with respect to amounts due in Dollars) or Cdn Prime Loans (with respect to amounts due in Cdn Dollars) which were then overdue.

                  (c) Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(d) of ABR Loans (if the relevant Letter of Credit is denominated in Dollars) or Cdn Prime Loans (if the relevant Letter of Credit is denominated in Cdn Dollars) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

         SECTION 3.6  Obligations Absolute

                  (a) The Borrowers' obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                  (b) Each Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5(a) shall not be affected by, among other things,
(i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                  (d) The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with any applicable standard of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to any Borrower. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, (ii) the Issuing Lender may, in its sole discretion, (x) assert or waive application of Article 17 and Article 45 of the Uniform Customs, or (y) accept as a draft any written demand or request for payment under a Letter of Credit even if non-negotiable or not in the form of a draft, and (iii) with respect to documents presented which the Issuing Lender determines do not appear on their face to comply with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, approach the applicable Borrower for a waiver of the discrepancy(ies), but neither requesting such a waiver from such Borrower nor receiving such a waiver from such Borrower shall obligate the Issuing Lender to make payment against such documents. Each Borrower will notify the Issuing Lender in writing of any objection such Borrower may have to the Issuing Lender's issuance or amendment of any Letter of Credit requested by such Borrower, the Issuing Lender's honor or dishonor of any presentation under any such Letter of Credit, or any other action or inaction taken or proposed to be taken by the Issuing Lender under or in connection with this Agreement or any such Letter of Credit. Such Borrower's notice of objection must be delivered to the Issuing Lender within five (5) Business Days after such Borrower receives notice of the action or inaction it objects to. Such Borrower's failure to give such notice of objection within five (5) Business Days after such Borrower's actual receipt of notice of the action or inaction it objects to shall automatically waive such Borrower's objection, authorize or ratify the Issuing Lender's action or inaction, and preclude such Borrower from raising the objection as a defense or claim against the Issuing Lender.

         SECTION 3.7  Letter of Credit Payments

                  If any draft or other demand for payment shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower that requested such Letter of Credit of the date and amount thereof. The responsibility of the Issuing Lender to such Borrower in connection with any draft or other demand for payment presented for payment under any such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or other demand for payment) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with the terms and conditions of such Letter of Credit.

         SECTION 3.8  Applications.

                  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

         SECTION 3.9  Replacement of the Issuing Lender

                  The Issuing Lender may be replaced by one of the other Lenders at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Lender. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Issuing Lender, and the Lenders to enter into this Agreement, to make or maintain the Revolving Credit Loans, and to issue or participate in the Letters of Credit, Kimco and each Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender, and each Lender that:

         SECTION 4.1  Financial Condition

                  The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2003 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Kimco and its subsidiaries as at June 30, 2004 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except as set forth on Schedule 4.1, neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1, during the period from December 31, 2003 to and including the Effective Date there has been no sale, transfer or other disposition by Kimco or any of the Consolidated Entities of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Kimco and the Consolidated Entities at December 31, 2003.

         SECTION 4.2  No Change.

                  Since December 31, 2003 there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Kimco nor has any of the Capital Stock of Kimco been redeemed, retired, purchased or otherwise acquired for value by Kimco or any of its Subsidiaries, except pursuant to transactions not prohibited under Section 7.3 and the transactions described on Schedule 4.2.

         SECTION 4.3  Corporate Existence; Compliance with Law.

                  (a) Kimco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law except, in the case of clauses (i), (ii), (iii) or (iv) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower is a Wholly Owned Subsidiary.

         SECTION 4.4  Corporate Power; Authorization; Enforceable Obligations.

                  Each Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of any Borrower, to borrow and request the issuance of Letters of Credit hereunder, and each Loan Party has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of any Borrower, the borrowings and requests for Letters of Credit on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and requests for Letters of Credit hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 4.5  No Legal Bar.

                  The execution, delivery and performance of the Loan Documents and the borrowings and requests for Letters of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Kimco or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         SECTION 4.6  No Material Litigation

                  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Kimco or any Borrower, threatened by or against Kimco or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.7  No Default.

                  Neither Kimco nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.8  Ownership of Property

                  Each of Kimco and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

         SECTION 4.9  Intellectual Property

                  Kimco and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Kimco or any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Kimco and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10 No Burdensome Restrictions; Disclosure

                  No Requirement of Law or Contractual Obligation of Kimco or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect. Neither the Confidential Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Kimco or any Borrower to the Administrative Agent, the Issuing Lender or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Kimco and each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 4.11 Taxes.

                  Each of Kimco and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of Kimco or any Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Kimco or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Kimco or any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         SECTION 4.12 Federal Regulations

                  No part of the proceeds of any Revolving Credit Loan and no Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Administrative Agent, each Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         SECTION 4.13 ERISA.

                  No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by Kimco or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither Kimco nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Kimco nor any Commonly Controlled Entity would become subject to any liability under ERISA if Kimco or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of Kimco and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) equals or exceeds the assets under all such Plans allocable to such benefits.

         SECTION 4.14 Investment Company Act; Other Regulations.

                  No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         SECTION 4.15 Guarantors.

                  The Entities listed on Schedule 4.15 constitute all Persons required in accordance with the provisions of this Agreement to be Guarantors as of the Effective Date.

         SECTION 4.16 Purpose.

                  The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used by the applicable Borrower for general corporate purposes of such Borrower or its constituent owners, including Kimco (excluding commercial paper back-up).

         SECTION 4.17 Environmental Matters

                  Each of the following representations and warranties is true and correct on and as of the Effective Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

                  (a) To the best knowledge of Kimco or any Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

                  (b) To the best knowledge of Kimco or any Borrower, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

                  (c) Neither Kimco nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does Kimco or any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best knowledge of Kimco or any Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

                  (e) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Kimco or any Borrower, threatened, under any Environmental Law to which Kimco or any of its Subsidiaries is or, to the knowledge of Kimco or any Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

                  (f) To the best knowledge of Kimco or any Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Kimco and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         SECTION 4.18 Insurance.

                  Kimco and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

         SECTION 4.19 Condition of Properties

                  Each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

                  (b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

                  (c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of Kimco or any Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties except as set forth and described in Schedule 4.19.

                  (d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

         SECTION 4.20 Benefit of Loans.

                  Kimco and each Subsidiary are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations. Kimco and each Subsidiary require financing on such a basis that funds can be made available to Kimco and each Subsidiary to the extent required for the continued operation of their integrated activities and each of them expects to derive benefits, directly or indirectly, in return for undertaking their respective obligations under this Agreement and the other Loan Documents, both individually and as members of the integrated group.

         SECTION 4.21 REIT Status.

                  Kimco is an equity-oriented real estate investment trust under Sections 856 through 860 of the Code.

                                    ARTICLE V

                                   CONDITIONS

         SECTION 5.1  Conditions to Effectiveness / Effective Date.

                  The effectiveness of this Agreement and the availability of the Revolving Credit Facility hereunder, is subject to the satisfaction of the following conditions (or the waiver of such conditions in accordance with Section 10.1):

                  (a) Credit Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Fees and Expenses. The Administrative Agent shall have received payment (which may be proceeds of the initial Loans under this Agreement) of, for the account of the applicable payee, all fees and other amounts due and payable on or prior to the Effective Date under or in connection with this Agreement, including pursuant to the Fee Letter and, to the extent invoiced, reimbursement or payment of all reasonable third-party out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder, including the reasonable fees and disbursements invoiced through the Effective Date of RBC's special counsel.

                  (c) Legal Opinions. The Administrative Agent shall have received, with a counterpart for the Administrative Agent, each Lender and the Issuing Lender, the executed legal opinion of Robert Schulman, Esq., counsel to the Loan Parties, substantially in the form of Exhibit D. The Borrowers and Kimco hereby request such counsel to deliver such opinions.

                  (d) Guarantee. The Administrative Agent shall have received from each party thereto either (i) a counterpart of the Guarantee signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Guarantee.

                  (e) Notes. The Administrative Agent shall have received from each of the Borrowers a signed Revolving Credit Note for the account of each Lender.

                  (f) Closing Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer dated the Effective Date, (i) confirming compliance with the conditions specified in this Section 5.1 and in
Section 5.2 and that no consent, approval or waiver under the Existing Credit Agreement or, to the actual knowledge of a Responsible Officer, any other credit facility of Kimco or any other Loan Party is required for the execution, delivery and performance by the Loan Parties of the Loan Documents and (ii) certifying as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by each Loan Party, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

                  (g) Organizational Documents, Etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Kimco and each Borrower, and the authorization of Kimco and each Borrower in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

                  (h) Financial Statements. The Borrowers shall have furnished to the Lenders Kimco's (i) audited consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the two (2) most recent fiscal years ended prior to the Effective Date, and (ii) its unaudited interim consolidated financial statement as of and for each fiscal quarter subsequent to the date of the latest financial statement delivered pursuant to clause (i) above, all certified by its chief financial officer. Such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Kimco and its subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

The Administrative Agent shall notify the Borrowers, the Issuing Lender, and the Lenders of the Effective Date, and such notice shall be conclusive and binding.


         SECTION 5.2  Conditions to Each Extension of Credit.

                  The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  (b) No Default. (i) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date and (ii) Kimco would be in compliance with each financial covenant set forth in paragraphs (a) through (g) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date (provided that for the purposes of determining such compliance, Gross Asset Value and Value of Unencumbered Properties shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)).

Each borrowing by, or issuance, renewal, extension or amendment of a Letter of Credit on behalf of, any Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit (or renewal, extension or amendment of a Letter of Credit) that the conditions contained in this Section 5.2 have been satisfied.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  The Borrowers and Kimco hereby agree that, so long as the Commitments remain in effect, any Revolving Credit Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, any Reimbursement Obligation remains unpaid in respect of any Letter of Credit, or any other amount is owing to any Lender, the Issuing Lender or the Administrative Agent hereunder, Kimco (or, if applicable, the Borrowers on behalf of Kimco) shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         SECTION 6.1  Financial Statements

                  Furnish to the Administrative Agent (with sufficient copies for each Lender and the Issuing Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

         SECTION 6.2  Certificates; Other Information

                  Furnish to the Administrative Agent (with sufficient copies for each Lender and the Issuing Lender (in the case of clauses (a)-(c) below) or each relevant Lender or Issuing Lender (in the case of clauses (d)-(e) below)):

                  (a) [reserved];

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), (i) a compliance certificate of a Responsible Officer substantially in the form of Exhibit F and (ii) the Guarantee, executed and delivered by all Persons required hereunder at such time to have executed and delivered the Guarantee, including all new or redesignated Qualified Wholly Owned Subsidiaries;

                  (c) within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) [reserved]; and

                  (e) promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender or the Issuing Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.


         SECTION 6.3  Payment of Obligations

                  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco or its Subsidiaries, as the case may be, or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $20,000,000, in each case to the extent that Kimco or the relevant Subsidiary has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

         SECTION 6.4  Maintenance of Existence, etc.

                  (a) Preserve, renew and keep in full force and effect its corporate (or other form of organizational) existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to
Section 7.2; provided that nothing herein shall be construed to prohibit a Borrower from changing the jurisdiction of its organization or any of such Borrower's trustees in accordance with its trust agreement, so long as Kimco or such Borrower notifies the Administrative Agent as promptly as practicable after any such change.

                  (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         SECTION 6.5  Maintenance of Property; Insurance

                  Keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender and the Issuing Lender, upon written request, full information as to the insurance carried.

         SECTION 6.6  Inspection of Property; Books and Records; Discussions.

                  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender or the Issuing Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

         SECTION 6.7  Notices.

                  Promptly give notice to the Administrative Agent, the Issuing Lender and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $20,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any Subsidiary Guarantor of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII;

                  (d) the following events, as soon as possible and in any event within 30 days after Kimco knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Kimco or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Kimco and the Borrowers propose to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

         SECTION 6.8  Environmental Laws

                  (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Kimco has determined in good faith that contesting the same is not in the best interests of Kimco and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

                  (c) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Lender and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Kimco, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  The Borrowers and Kimco hereby agree that, so long as the Commitments remain in effect, any Revolving Credit Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, any Reimbursement Obligation remains unpaid in respect of any Letter of Credit, or any other amount is owing to any Lender, the Issuing Lender or the Administrative Agent hereunder, Kimco shall not, and, in the case of Sections 7.2 through 7.7, shall not permit any of its Subsidiaries to, directly or indirectly:

         SECTION 7.1  Financial Covenants

                  (a) Total Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.55 to 1.00.

                  (b) Total Secured Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Secured Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.25 to 1.00.

                  (c) Minimum Net Worth. Permit, at the last day of any fiscal quarter of Kimco, Net Worth to be less than an amount equal to the sum of (i) $1,500,000,000 plus (ii) 75% of the excess of (A) the aggregate proceeds received by Kimco (net of customary related fees and expenses) in connection with any offering of Capital Stock of Kimco consummated after June 3, 2003 over
(B) amounts paid in cash by Kimco after the date of this Agreement in repurchase or redemption of outstanding Capital Stock of Kimco to the extent permitted under Section 7.3.

                  (d) Unencumbered Asset Value Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Recourse Indebtedness as of such day to
(ii) Unencumbered Asset Value for such period, to exceed 0.55 to 1.0.

                  (e) Unsecured Interest Expense Ratio. Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 2.5 to 1.0.

                  (f) Fixed Charge Coverage Ratio. Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 2.0 to 1.0.

                  Solely for the purpose of calculating the ratio in this clause
(f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities ("Noncontrolled Entity Operating Cash Flow"), provided that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of "Total Adjusted EBITDA".

                  (g) Limitation on Recourse Secured Indebtedness. Permit, at any time, the aggregate outstanding principal amount of Recourse Secured Indebtedness to exceed $75,000,000.

Solely for the purposes of this Section 7.1: direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.


         SECTION 7.2  Limitation on Certain Fundamental Changes.

                  (a) Enter into any merger (except as described in Schedule 7.2), consolidation or amalgamation, (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets (each such transaction referred to in the preceding clauses
(a), (b) and (c), a "Capital Transaction"), unless (i) such Capital Transaction does not involve all or a substantial portion of the property, business or assets owned or leased by Kimco and its Subsidiaries determined on a consolidated basis with respect to Kimco and its Subsidiaries taken as a whole,
(ii) there is no Default or Event of Default, before and after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and (iii) without limiting the foregoing, Kimco is in compliance with all covenants under Section 7.1 after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such Capital Transaction had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period; provided that Kimco may not engage in a Capital Transaction other than a merger as to which it is the surviving entity.

         SECTION 7.3  Limitation on Restricted Payments

                  Unless otherwise required in order to maintain Kimco's status as a real estate investment trust, declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Kimco or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Kimco or any Subsidiary (collectively, "Restricted Payments"); provided that notwithstanding the foregoing, (i) during any period of four (4) consecutive fiscal quarters of Kimco on a cumulative basis, Kimco may make Restricted Payments in an aggregate amount not to exceed the greater of (a) an amount equal to the lesser of 90% of FFO for such period and 100% of FAD for such period on a cumulative basis, and
(b) the amount of dividends required to be paid by Kimco in order to maintain its status as a real estate investment trust under the Code, and (ii) dividends and distributions may be paid by any Subsidiary to any Borrower or to any Guarantor.

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

                  Solely for the purpose of this Section 7.3, all references to shares in the definition of "Capital Stock" shall be to common shares only.

         SECTION 7.4  Limitation on Investments, Loans and Advances.

                  Make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property (collectively, "Investments"), if, after giving effect thereto, the aggregate amount of Investments (valued at cost) made in Noncontrolled Entities from and after the date of this Agreement would exceed 15% of Gross Asset Value.

         SECTION 7.5  Limitation on Transactions with Affiliates.

                  Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

         SECTION 7.6  Limitation on Changes in Fiscal Year

                  Permit the fiscal year of Kimco to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

         SECTION 7.7 Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges.

                  (a) Engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code.

                  (b) Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility (other than the Commitments hereunder) entered into by Kimco and not prohibited by this Agreement. For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by Kimco, the lender(s) thereunder would be obligated to fund loans pursuant thereto.

                  (c) Create or acquire any Qualified Wholly Owned Subsidiary after the Effective Date unless, no later than the date of the first required delivery of financial statements pursuant to Section 6.1(a) or 6.1(b) occurring after such creation or acquisition, such Qualified Wholly Owned Subsidiary becomes a Borrower pursuant to Section 2.16 hereunder or a party to the Guarantee, as applicable; provided, however, that an entity that would otherwise be required to become a party to the Guarantee in accordance with the foregoing shall not be required to do so until ninety (90) days shall have elapsed from the time that such entity first acquires any assets.

                  (d) Enter into with any Person, or suffer to exist, any agreement, other than (i) this Agreement and the other Loan Documents or (ii) any agreements governing any purchase money Liens, Financing Leases or mortgage financings not prohibited by this Agreement (in which cases, any prohibition or limitation referred to below shall only be effective against the assets financed thereby) which , in any such case, prohibits or limits the ability of Kimco or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Revolving Credit Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Revolving Credit Loan, any Reimbursement Obligation or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

                  (c) There shall be any default in the observance or performance of any agreement contained in Section 6.7(a) or Article VII; or

                  (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default, shall continue unremedied for a period of 30 days after notice from the Administrative Agent, the Issuing Lender or the Required Lenders; or

                  (e) An Event of Default under (and as defined in) the Existing Credit Agreement shall occur and be continuing or Kimco or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding any Revolving Credit Loans (which shall be governed by clause (a) above) and any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or
(ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

                  (f) (i) Any Borrower, Kimco or any of the Significant Guarantors shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower, Kimco or any of the Significant Guarantors shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against any Borrower, Kimco or any of the Significant Guarantors any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower, Kimco or any of the Significant Guarantors any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower, Kimco or any of the Significant Guarantors shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower, Kimco or any of the Significant Guarantors shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Kimco or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Kimco or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Majority Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against Kimco or any Entity involving in the aggregate a liability (not paid or fully covered by insurance) of $20,000,000 or more (excluding Non-Recourse Indebtedness), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Kimco at any time shall cease, for any reason, to be a party to the Guarantee, the Guarantee at any time shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (j) Kimco shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

                  (k) At any time Kimco or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the judgment of the Majority Lenders, could reasonably be expected to exceed $20,000,000; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph
(k) if (i) such remediation or compliance is being contested by Kimco or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which Kimco or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect); or

                  (l) a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to Kimco, automatically the Commitments shall immediately terminate and the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and
(B) if such event is any other Event of Default, subject to the last paragraph of this Article VIII, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrowers, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

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

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by and under the exclusive dominion and control of the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts or other demands for payment drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower or to whomsoever may be lawfully entitled thereto. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  If an event occurs with respect to a Borrower that would constitute a Default hereunder that is capable of cure by the release of such Person as a Borrower hereunder and under the other Loan Documents, then such event shall not constitute a Default hereunder (or such Default shall be deemed waived) if, within two (2) Business Days after the Administrative Agent has given notice to Kimco of the occurrence of such event, (a) Kimco has delivered to the Administrative Agent a request for the release of such Borrower and describing the event constituting such Default in such detail as is reasonably acceptable to the Administrative Agent, (b) all Loans made to such Borrower, together with all accrued and unpaid interest thereon, shall have been repaid in full, (c) any other amount owing to any Lender, the Issuing Lender or the Administrative Agent by such Borrower hereunder or under any other Loan Document shall have been paid in full, (d) all Letters of Credit issued at the request of such Borrower shall have expired or been terminated, and (e) after giving effect to the release of such Borrower, there shall be at least one (1) Borrower remaining as such hereunder, and provided that (i) there shall be no other Default or Event of Default, before and after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and (ii) Kimco shall be in compliance with all covenants under
Section 7.1 after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such release had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period. Upon compliance with all the provisions of the foregoing sentence, such Borrower shall be released from its obligations (and shall no longer be entitled to any benefits) hereunder and under the other Loan Documents.

                  If an event occurs with respect to a Guarantor (other than Kimco) that would constitute a Default hereunder that does not result in a Material Adverse Effect and that is capable of cure by the release of such Person as a Guarantor hereunder and under the other Loan Documents, then such event shall not constitute a Default hereunder (or such Default shall be deemed waived) if, within two (2) Business Days after the Administrative Agent has given notice to Kimco of the occurrence of such event, Kimco has delivered to the Administrative Agent a request for the release of such Guarantor and describing the event constituting such Default in such detail as is reasonably acceptable to the Administrative Agent and, after giving effect to the release of such Guarantor, no more than ten (10) Guarantors shall have been released hereunder, and provided that (a) there shall be no other Default or Event of Default, before and after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and (b) Kimco shall be in compliance with all covenants under Section 7.1 after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such release had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period. Upon compliance with all the provisions of the foregoing sentence, such Guarantor shall be released from its obligations (and shall no longer be entitled to any benefits) hereunder and under the other Loan Documents.

                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1  The Agents.

                  For purposes of this Section 9.1 and Section 10.6, the term "Related Parties" shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

                  (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  (b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an "Administrative Agent Affiliate") may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco, any Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Kimco or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrowers. By the Required Lenders' giving at least thirty (30) Business Days prior written notice to the Administrative Agent and the Borrowers, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the "Agent Bank")), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Commitments, Loans, and its Commitment Percentage of the L/C Obligations to another bank, financial institution or other entity pursuant to Section 10.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents, provided, however that it is a condition to the removal of the Administrative Agent under clause (ii) above in the circumstance in which the Agent Bank is the Issuing Lender hereunder, that all outstanding Letters of Credit issued by the Issuing Lender (including Letters of Credit issued by any Affiliate of the Agent Bank) hereunder shall be returned to the Issuing Lender, that the Issuing Lender shall be reimbursed for all drafts or other demands for payment under the Letters of Credit that have not yet been reimbursed by the applicable Borrower or paid by the L/C Participants (except to the extent of the Commitment Percentage of L/C Obligations assigned by the Agent Bank), that all fees and expenses accrued and payable to the Issuing Lender be paid, and that the Issuing Lender shall be deemed to be replaced under Section 3.9 hereof. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank organized under the laws of Canada with an office in Toronto, Canada and New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation or removal hereunder, the provisions of this Article, including Section 9.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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                  (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         SECTION 9.2  Indemnification.

                  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Revolving Credit Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.2 shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

         SECTION 9.3 The Syndication Agents, Documentation Agent, Lead Arranger, and Bookrunner.

                  Each of the Syndication Agents, the Documentation Agent, the Bookrunner and the Lead Arranger referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication or Documentation Agents, Bookrunner or Lead Arranger in their respective capacities as such.

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                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1  Amendments and Waivers

                  Unless otherwise expressly provided in this Agreement or in any other Loan Document, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce (except for reductions in accordance with Section 2.2(f)) the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1, change Section 2.9(a) or Section 10.11(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, or release from the Guarantee all or substantially all of the Guarantors then party thereto, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article III or otherwise affect the rights or duties of the Issuing Lender without the written consent of the Issuing Lender, or (iv) amend, modify or waive any provision of
Article IX or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Loan Parties, the Lenders, the Issuing Lender, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Loan Parties, the Lenders, the Issuing Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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

         SECTION 10.2  Notices.

                  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of any Borrower, Kimco, the Issuing Lender and the Administrative Agent, and as notified to the Administrative Agent pursuant to an administrative questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

   Any Borrower or Kimco:             c/o Kimco Realty Corporation
                                      3333 New Hyde Park Road, Suite 100
                                      New Hyde Park, New York 11042
                                      Attention: Glenn G. Cohen
                                      Telecopy: (516) 869-9001

   The Administrative Agent
   and the Issuing Lender:            Royal Bank of Canada
                                      Royal Bank Plaza
                                      P.O. Box 50, 200 Bay Street
                                      12th Floor, South Tower
                                      Toronto, Ontario M5J 2W7
                                      Canada
                                      Attention: Manager, Agency Services Group
                                      Telecopy: (416) 842-4023

   with a copy to:                    Royal Bank of Canada
                                      One Liberty Plaza, 3rd Floor
                                      165 Broadway
                                      New York, New York 10006-1404
                                      Attention: Manager, Loans Administration
                                      Telecopy: (212) 428-2372

   and to:                            Royal Bank of Canada
                                      One Liberty Plaza, 4th Floor
                                      165 Broadway
                                      New York, New York 10006-1404
                                      Attention: Gordon MacArthur
                                      Telecopy: (212) 428-6459

   and a copy of all
   notices faxed to:                  Julita Tyszewicz
                                      CTM Group
                                      Facsimile: (416) 842-4020

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

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3 or 2.4 shall not be effective until received.


         SECTION 10.3   No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Lender or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 10.4  Survival of Representations and Warranties.

                  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder.

         SECTION 10.5  Payment of Expenses and Taxes

                  Each Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, any Letters of Credit, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender, the Issuing Lender and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, any Letters of Credit, and any such other documents, including the reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender, the Issuing Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, any Letters of Credit, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender, the Issuing Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Letters of Credit, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Kimco, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive the termination of this Agreement, the expiration, cancellation, or other termination of the Letters of Credit, and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

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

         SECTION 10.6  Successors and Assigns

                  For purposes of this Section 10.6 the term "Related Parties" shall have the meaning given thereto in Section 9.1 hereof.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit (an "Issuing Lender Affiliate")), except that (i) neither Kimco nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Kimco or any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Issuing Lender Affiliate), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrowers, provided that no consent of any of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender who is an Eligible Assignee, an Approved Fund (as defined below) who is an Eligible Assignee, or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender or an Affiliate of a Lender with a Commitment immediately prior to giving effect to such assignment.

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

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender who is an Eligible Assignee or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than C$5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no consent of any of the Borrowers shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an "Assignment and Assumption"), together with a processing and recordation fee of C$4,000 (which, except as provided in Section 2.15, shall not be payable by the Borrowers); and

                  (D) the assignee, if it shall not be a Lender, shall (i) deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an "Administrative Questionnaire") and (ii) certify in writing (pursuant to the Assignment and Assumption or otherwise) for the benefit of the Borrowers that it is an Eligible Assignee.

                  For the purposes of this Section 10.06, the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is an Eligible Assignee and is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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

                           (iv) The Administrative Agent, acting for this
purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and payments made by the Issuing Lender pursuant to the Letters of Credit, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                           (v) Upon its receipt of a duly completed Assignment
and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, or the Issuing Lender, sell participations to an Eligible Assignee or, with the consent of the Borrowers (such consent not to be unreasonably withheld and not to be required if a Designated Event of Default has occurred and is continuing) to one or more other banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the other Loan Parties, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 10.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11,
2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.11(b) as though it were a Lender, provided such Participant agrees to be subject to Section 10.11(a) as though it were a Lender.

                           (ii) A Participant shall not be entitled to receive
any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of
Section 2.12(a) unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply, and does so comply, with Section 2.12(b) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment or grant of a security interest; provided that no such pledge or assignment or grant of a security interest, nor the exercise of remedies in respect of such security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.7   Disclosure.

                  Subject to Section 10.19, Kimco and each Borrower authorize each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Kimco and its Affiliates which has been delivered to such Lender by or on behalf of Kimco or any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Kimco or any Borrower in connection with such Lender's credit evaluation of Kimco and its Affiliates prior to becoming a party to this Agreement.

         SECTION 10.8  [Intentionally Omitted].

         SECTION 10.9  Extension of Maturity Date

                  By notice to the Administrative Agent not earlier than twelve
(12) months nor later than three (3) months before the Maturity Date specified in clause (i) of the definition of "Maturity Date" (the "Original Maturity Date"), the Borrowers may extend the Maturity Date to the date one year after the Original Maturity Date (the "Extended Maturity Date"); provided that (i) the Borrowers shall have paid to the Administrative Agent for the account of the Lenders on or before on the Original Maturity Date a nonrefundable extension fee in an amount equal to 0.15% of the aggregate amount of the Commitments in effect on the Original Maturity Date, whether used or unused, and (ii) the following conditions shall be satisfied:

                  (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the as of the Original Maturity Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  (b) (i) No Default or Event of Default shall have occurred and be continuing on the date of such notice or as of the Original Maturity Date, and (ii) Kimco would be in compliance with each financial covenant set forth in paragraphs (a) through (g) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of the Original Maturity Date (provided that for the purposes of determining such compliance, Gross Asset Value and Value of Unencumbered Properties shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)).

                  The request for an extension under this Section 10.9 shall constitute a representation and warranty by the Borrowers as of the date of such request and as of the Original Maturity Date that the conditions contained in this Section 10.9 have been satisfied, and shall be accompanied by a certificate of a Responsible Officer to such effect. The Administrative Agent shall promptly notify the Lenders of any such extension.

         SECTION 10.10 Release of Guarantors; Release of Borrowers.

                  (a) Upon the request of the Borrowers to the Administrative Agent, a Subsidiary Guarantor shall be released from the Guarantee (i) in order to enter into (x) a bona fide mortgage securing Non-Recourse Indebtedness of an unaffiliated third party or (y) a joint venture agreement, partnership agreement, limited liability company agreement or similar agreement with an unaffiliated third party, in either case containing a Prohibiting Provision (provided that, in any circumstances referred to in this clause (i), after giving effect to the relevant transaction, the execution and delivery of the Guarantee by such Guarantor would have been excused pursuant to the provisions of the definition of the term "Qualified Wholly Owned Subsidiary"), or (ii) upon
(x) the sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Guarantor, or (y) the transfer of all the Capital Stock of such Guarantor in a transaction having the practical effect of a sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Guarantor; provided, however, that, in the case of any such release (under clause (i) or clause (ii)), (A) there is no Default or Event of Default, before and after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and (B) Kimco is in compliance with all covenants under Section 7.1 after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such release had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period.

                  (b) Upon the request of the Borrowers to the Administrative Agent, a Borrower shall be released from its obligations and no longer be entitled to any benefits hereunder and under the other Loan Documents (i) in order to enter into (x) a bona fide mortgage securing Non-Recourse Indebtedness of an unaffiliated third party or (y) a joint venture agreement, partnership agreement, limited liability company agreement or similar agreement with an unaffiliated third party, in either case containing a Prohibiting Provision (provided that, in any circumstances referred to in this clause (i), after giving effect to the relevant transaction, the execution and delivery of the Guarantee by such Borrower (if such Borrower were a Subsidiary Guarantor) would have been excused pursuant to the provisions of the definition of the term "Qualified Wholly Owned Subsidiary"), or (ii) upon (x) the sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Borrower, or (y) the transfer of all the Capital Stock of such Borrower in a transaction having the practical effect of a sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Borrower, provided, however, that, in the case of any such release (under clause
(i) or clause (ii)), (A) there is no Default or Event of Default, before and after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), (B) Kimco is in compliance with all covenants under Section 7.1 after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such release had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period, (C) all Loans made to such Borrower, together with all accrued and unpaid interest thereon, shall have been repaid in full, (D) any other amount owing to any Lender, the Issuing Lender or the Administrative Agent by such Borrower hereunder or under any other Loan Document shall have been paid in full, (E) all Letters of Credit issued at the request of such Borrower shall have expired or been terminated and (F) after giving effect to such release, there shall be at least one (1) Borrower remaining as such hereunder.

         SECTION 10.11 Adjustments; Set-off

                  (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article VIII(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in respect of Letters of Credit to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers, the Issuing Lender and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 10.12 Counterparts.

                  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco, on behalf of the Borrowers, and with the Issuing Lender and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.13 Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.14 Integration.

                  This Agreement and the other Loan Documents represent the entire agreement of Kimco, the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Issuing Lender or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

         SECTION 10.15 GOVERNING LAW

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.16 Submission To Jurisdiction; Waivers.

                  Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at the address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

         SECTION 10.17 Acknowledgments

                  Each Borrower and Kimco hereby acknowledges and agrees that:

                  (a) such Person has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent, the Issuing Lender nor any Lender has any fiduciary relationship with or duty to such Person arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Issuing Lender and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Issuing Lender and the Administrative Agent or among such Person, the Administrative Agent, the Issuing Lender and the Lenders; and

                  (d) if and to the extent there is more than one (1) Borrower hereunder, at such time (or times), each Borrower's liabilities and obligations under this Agreement, the Notes and the other Loan Documents to which it is a party are and shall be the several obligations of such Borrower, and shall not be the joint and several obligations of the Borrowers.

         SECTION 10.18 WAIVERS OF JURY TRIAL

                  EACH BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 10.19 Confidentiality.

                  Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and Kimco and each Borrower hereby acknowledges and agrees that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), each Lender is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent, the Issuing Lender or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than Kimco or any Borrower. For the purposes of this Section, "Information" means all information received from Kimco or any Borrower relating to Kimco or any Borrower or its (or their) respective business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis; provided that in the case of information received from Kimco or any Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                               BORROWERS:



                                               KIMCO NORTH TRUST I


                                               By: /s/ David B. Henry
                                                   -----------------------------
                                                   Name: David B. Henry
                                                   Title: Trustee



                                                By:  /s/ Michael V. Pappagallo
                                                   -----------------------------
                                                   Name: Michael V. Pappagallo
                                                   Title: Trustee


                                                KIMCO NORTH TRUST II


                                                By: /s/ Glenn G. Cohen
                                                   -----------------------------
                                                   Name: Glenn Cohen
                                                   Title: Trustee


                                                 KIMCO NORTH TRUST III


                                                 By: /s/ Glenn G. Cohen
                                                   -----------------------------
                                                   Name: Glenn G. Cohen
                                                   Title: Trustee


                                                 KIMCO NORTH LOAN TRUST IV


                                                 By: /s/ Glenn G. Cohen
                                                   -----------------------------
                                                   Name: Glenn G. Cohen
                                                   Title: Trustee

                                                 KIMCO NORTH TRUST V


                                                 By: /s/ Glenn G. Cohen
                                                   -----------------------------
                                                   Name: Glenn G. Cohen
                                                   Title: Trustee


                                                 KIMCO NORTH TRUST VI


                                                 By: /s/ Glenn G. Cohen
                                                   -----------------------------
                                                   Name: Glenn G. Cohen
                                                   Title: Trustee


                                                 ADMINISTRATIVE AGENT:


                                                 ROYAL BANK OF CANADA, as
                                                 Administrative Agent


                                                 By: /s/ Gail Watkin
                                                   -----------------------------
                                                   Name:  Gail Watkin
                                                   Title: Manager, Agency


                                                 LENDERS AND ISSUING LENDER:

                                                 ROYAL BANK OF CANADA, acting
                                                 through a U.S. branch, as a
                                                 Lender and as Issuing Lender


                                                 By: /s/ Gordon MacArthur
                                                   -----------------------------
                                                   Name:  Gordon MacArthur
                                                   Title: Authorized Signatory

                                         BANK OF AMERICA NATIONAL
                                         ASSOCIATION, acting through
                                         its Canada branch



                                         By: /s/ Medina Sales De Andrade
                                             -----------------------------------
                                             Name:  Medina Sales De Andrade
                                             Title: Assistant Vice President


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                         acting through a U.S. branch


                                         By: /s/ Joel Gershkon
                                             -----------------------------------
                                             Name:  Joel Gershkon
                                             Title: Authorized Signatory


                                         THE BANK OF NOVA SCOTIA, acting
                                         through a U.S. branch


                                         By: /s/ Neil J. Crawford
                                             -----------------------------------
                                             Name:  Neil J. Crawford
                                             Title: Director


                                         JPMORGAN CHASE BANK,
                                         TORONTO BRANCH


                                          By: /s/ Christine Chan
                                              ----------------------------------
                                              Name:  Christine Chan
                                              Title: Vice President

                                           KIMCO:

                                           KIMCO REALTY CORPORATION,
                                           for the limited purposes set forth in
                                           the preamble to this Agreement


                                           By: /s/ Glenn G. Cohen
                                               ---------------------------------
                                               Name:  Glenn G. Cohen
                                               Title: Treasurer/Vice President